Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85656) of Lyondell Chemical Company of our report dated June 29, 2006 relating to the financial statements of the Lyondell Chemical Company 401(k) and Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

June 29, 2006

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